Exhibit 99.1

Boxlight Reports Fourth Quarter and Full Year 2022 Financial Results

•	Revenue was $42.8 million for the quarter, a decrease of 2.7% from the prior year quarter and increased by 19.8% to $221.8 million for the year

•	Net loss per diluted common share improved by $0.08 to ($0.03) for the quarter and by $0.16 per common share to ($0.07) for the year

•	Adjusted EBITDA increased by $4.6 million to $2.6 million for the quarter and by $6.8 million to $18.9 million for the year

•	Ended quarter with $14.6 million in Cash, $62.8 million in Working Capital and $51.9 million in Stockholders’ Equity

•	Expect Q1 2023 Revenue of $40 million and Adjusted EBITDA of $3 million

Duluth, GA – Business Wire – March 15, 2023 – Boxlight Corporation (Nasdaq: BOXL) (“Boxlight” or the “Company”), a leading provider of interactive technology solutions, today announced the Company’s financial results for the fourth quarter and year ended December 31, 2022.

Key Financial Highlights for Q4 2022 as Compared to Q4 2021

•	Revenue decreased by 2.7% to $42.8 million

•	Customer orders decreased by 4.6% to $39.6 million

•	Gross profit margin improved by 1,240 basis points to 33.6%

•	Net loss improved by $5.5 million to ($2.0) million

•	Adjusted EBITDA improved by $4.6 million to $2.6 million

•	Net loss per diluted common share improved by $0.08 to ($0.03)

•	Ended the quarter with $14.6 million in Cash, $62.8 million in Working Capital and $51.9 million in Stockholders’ Equity

Key Financial Highlights for Full Year 2022 as Compared to Full Year 2021

•	Revenue increased by 19.8% to $221.8 million

•	Customer orders increased by 4% to $224.5 million

•	Gross profit margin improved by 410 basis points to 29.2%

•	Net loss improved by $10.1 million to ($3.7) million

•	Adjusted EBITDA improved by $6.8 million to $18.9 million

•	Net loss per common share improved by $0.16 to ($0.07)

Key Business Highlights for 2022

•	Received customer orders of $7.0 million from Graphics Distribution (U.S.), $4.8 million from Bluum (U.S.), $1.8 million from Avion Interactive Oy (Finland), $1.5 million from Unit DK (Denmark), $1.4 million from D&H Distribution (U.S.) and $1.1 million from ESI Informatique (Belgium).

•	Paid down $8.5 million in principal on our credit facility.

•	Introduced our CleverWall and MimioWall large screen, all-in-one LED digital signage displays available in sizes ranging from 120” to 299”.

•	Launched our Mimio DS Series large format professional displays complete with digital signage and meeting room system integration with sizes ranging from 43” to 98”.

•	Received 11 Best for Back-to-School 2022 Awards from Tech and Learning, including for MimioPro 4, CleverLive, MimioConnect, MyStemKits, professional development by EOS Education and Attention! by FrontRow.

Management Commentary

“Despite softening customer demand across the industry during the second half of 2022, we continued to improve profitability, strengthen our balance sheet and broaden our solution suite with award-winning products and services,” commented Michael Pope, Chairman and Chief Executive Officer. “Although Q4 2022 revenues declined by 2.7% to $43 million over the prior year period, on a constant currency basis, revenues increased by 7%. Additionally, gross profit margin improved by 1,240 basis points leading to an increase in Adjusted EBITDA of $5 million over the same quarter last year.

“During the fourth quarter, we also introduced our all-in-one LED video walls with sizes ranging from 120” to 299” and our large format professional displays for the U.S. market with sizes ranging from 43” to 98”. We now offer a lineup of interactive and non-interactive displays to address the diverse needs and use cases of our education and enterprise customers.

“We ended the year with a strong balance sheet including $15 million in cash, $58 million in inventory, $63 million in working capital and $52 million in net assets. Also, for the first time, we reported positive cash flows from operations for the full year 2022.”

Financial Results for the Three Months Ended December 31, 2022

Total revenues for the three months ended December 31, 2022 were $42.8 million as compared to $44.0 million for the three months ended December 31, 2021, resulting in a 2.7% decrease. Revenues primarily consisted of hardware revenue, software revenue and professional services. The decrease in revenues was primarily due to decreased demand across most markets, partially offset by FrontRow revenues.

Cost of revenues for the three months ended December 31, 2022 was $28.4 million compared to $34.7 million for the three months ended December 31, 2021, resulting in an 18.2% decrease. Cost of revenues consists primarily of product cost, freight expenses, customs expense and inventory adjustments. The decrease in cost of revenues was primarily associated with the decrease in revenues for the quarter and lower freight and shipping costs.

Gross profit for the three months ended December 31, 2022 was $14.4 million, as compared to $9.3 million for the three months ended December 31, 2021. Gross margin percentage for the three months ended December 31, 2022 was 33.6% compared to 21.2% for the same three month period in 2021. Gross margin percentage, adjusted for the net effect of acquisition-related purchase accounting of $583 thousand and $683 thousand, was 35.0% as compared to the 22.8%, as adjusted, reported for the three months ended December 31, 2022 and December 31, 2021, respectively.

Total operating expenses for the three months ended December 31, 2022 were $15.3 million, accounting for 35.6% of revenues, as compared to $14.9 million and 34.0% of revenues for the three months ended December 31, 2021. The decrease was primarily a result of decreased professional service fees offset by operating expenses associated with FrontRow.

Other expense (net) for the three months ended December 31, 2022 was $1.6 million, as compared to $2.2 million for the three months ended December 31, 2021. Other expense decreased primarily due to the gains on settlement of liabilities in the comparable period for 2021, which were slightly offset by the change in fair value of derivative liabilities and an increase in interest expense associated with higher borrowings in 2022.

Net loss was $2.0 million for the three months ended December 31, 2022 and $7.1 million for the three months ended December 31, 2021. The net loss attributable to common shareholders was $2.3 million and $7.5 million for the three months ended December 31, 2022 and 2021, respectively, after deducting the fixed dividends paid to Series B preferred shareholders of $317 thousand in both 2022 and 2021.

Total comprehensive loss was $4.8 million and $6.9 million for the three months ended December 31, 2022 and 2021, respectively, reflecting the effect of foreign currency translation adjustments on consolidation, with the net effect in the quarter of gains of $6.8 million and $274 thousand for the three months ended December 31, 2022 and 2021, respectively.

Basic and diluted EPS for the three months ended December 31, 2022 was ($0.03) compared to ($0.11) for the three months ended December 31, 2021.

EBITDA for the three months ended December 31, 2022 was $2.5 million, as compared to ($5.1) million EBITDA for the three months ended December 31, 2021.

Adjusted EBITDA for the three months ended December 31, 2022 was $2.6 million, as compared to ($2.0) million for the three months ended December 31, 2021. Adjustments to EBITDA included stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with prior period acquisitions.

At December 31, 2022, Boxlight had $14.6 million in cash and cash equivalents, $62.8 million in working capital, $58.2 million in inventory, $195.8 million in total assets, $44.6 million in debt, $51.9 million in stockholders’ equity, 74.7 million common shares issued and outstanding, and 3.1 million preferred shares issued and outstanding.

Financial Results for the Year Ended December 31, 2022

Total revenues for the year ended December 31, 2022 were $221.8 million as compared to $185.2 million for the year ended December 31, 2021, resulting in a 19.8% increase. The increase in revenues was primarily a result of our acquisition of FrontRow in December 2021 and increased demand for our solutions in both the U.S. and EMEA markets. Excluding FrontRow revenues, revenues increased $11.0 million or 5.9%, for the year ended December 31, 2022 as compared to the year ended December 31, 2021.

Cost of revenues for the year ended December 31, 2022 was $156.9 million as compared to $138.7 million for the year ended December 31, 2021, resulting in a 13.2% increase. The increase in cost of revenues was primarily due to the growth in revenues associated with the acquisition of FrontRow in December 2021. Excluding cost of revenues associated with FrontRow, cost of revenues for Boxlight increased by $5.1 million, or 3.7%, to $143.8 million. The increase in cost of revenues, excluding FrontRow, was primarily due to the growth in revenues across all markets partially offset by lower manufacturing, freight and shipping costs.

Gross profit for the year ended December 31, 2022 was $64.9 million as compared to $46.5 million for the year ended December 31, 2021. Gross profit margin increased from 25.1% for the year ended December 31, 2021 to 29.2% for the year ended December 31, 2022 due to decreased manufacturing, freight and shipping expenses over the prior year following the height of the COVID-19 pandemic along with higher margins associated with sales from FrontRow products.

Total operating expenses for the year ended December 31, 2022 were $61.8 million and 27.9% of revenue as compared to $49.1 million and 26.5% of revenue for the year ended December 31, 2021. The increase in G&A expenses resulted from additional costs associated with the acquired FrontRow operations and increases in contract services related to software development.

The Company reported a net loss of $3.7 million for the year ended December 31, 2022 as compared to a net loss of $13.8 million for the year ended December 31, 2021.

The net loss attributable to common shareholders was $5.0 million and $14.7 million for the year ended December 31, 2022 and 2021, respectively, after deducting fixed dividends to Series B preferred shareholders of $1.3 million in each year and the fair value revaluation deemed contribution of $367 thousand following the redemption amendment entered into with the Series B shareholders in the second quarter of 2021.

Total comprehensive loss was $8.4 million and $15.3 million for the year ended December 31, 2022 and 2021, respectively, reflecting the effect of cumulative foreign currency translation adjustments on consolidation, with the net effect year to date of $4.6 million and $1.5 million loss for the years ended December 31, 2022 and 2021, respectively.

EPS for the year ended December 31, 2022 was $(0.07) per basic and diluted share, compared to $(0.23) per basic and diluted share for the year ended December 31, 2021.

EBITDA for the year ended December 31, 2022 was $15.4 million, as compared to $67 thousand for the year ended December 31, 2021.

Adjusted EBITDA for the year ended December 31, 2022 was $18.9 million, as compared to $12.1 million for the year ended December 31, 2021. Adjustments to EBITDA include stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with acquisitions.

Fourth Quarter 2022 Financial Results Conference Call

Boxlight Corporation, a Nevada corporation (the “Company”), will hold a conference call to announce its Fourth Quarter and Full Year 2022 financial results on Wednesday, March 15, 2023 at 4:30 p.m. Eastern Time.

The conference call details are as follows:

Date:	Wednesday, March 15, 2023
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-888-506-0062 (Domestic) 1-973-528-0011 (International)
Participant Access Code:	793328
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/47530

For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Wednesday, March 29, 2023, by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode 47530.

Use of Non-GAAP Financial Measures

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, the change in fair value of derivative liabilities, purchase accounting impact of inventory markup, fair value adjustments to deferred revenue, and non-cash gains and losses associated with debt settlement. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

We report our operating results in accordance with U.S. GAAP. We have disclosed in the table below the results on a constant currency basis to facilitate period-to-period comparisons of our results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates we use to translate our operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because we are a global company, the foreign currency exchange rates used for translation may have a significant effect on our reported results. In general, our reported financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which we conduct our business. References to our operating results on a constant-currency basis mean our operating results without the impact of foreign currency exchange rate fluctuations.

We believe disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of our results by increasing the transparency of our underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-U.S. GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with U.S. GAAP. Constant-currency results have no standardized meaning prescribed by U.S. GAAP, are not prepared under any comprehensive set of accounting rules or principles, and should be read in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Discussion of the Effect of Constant Currency on Financial Condition

We calculate constant-currency amounts by translating local currency amounts in the current period at actual foreign exchange rates for the prior-year period. Our constant-currency results do not eliminate the transaction currency impact of purchases and sales of products in a currency other than the functional currency.

	Three months ended	Three months ended
	December 31,	December 31,	%
	2022	2021	Increase

	(Dollars in thousands)
Total revenues
As reported	$42,814	$43,991	(3)%
Impact of foreign currency	4,267	-
Constant-currency	$47,081	$43,991	7%

	Year Ended	Year Ended
	December 31,	December 31,	%
	2022	2021	Increase

	(Dollars in thousands)
Total revenues
As reported	$221,781	$185,177	20%
Impact of foreign currency	12,689	-
Constant-currency	$234,470	$185,177	27%

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories, and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com, https://www.clevertouch.com and https://www.gofrontrow.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission.

Boxlight Corporation

Consolidated Balance Sheets

As of December 31, 2022 and December 31, 2021

(in thousands except share and per share amounts)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$14,591	$17,938
Accounts receivable – trade, net of allowances	31,009	29,573
Inventories, net of reserves	58,211	51,591
Prepaid expenses and other current assets	7,433	9,444
Total current assets	111,244	108,546

Property and equipment, net of accumulated depreciation	1,733	1,073
Operating lease right of use asset	4,350	—
Intangible assets, net of accumulated amortization	52,579	65,532
Goodwill	25,092	26,037
Other assets	397	248
Total assets	$195,395	$201,436

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$36,566	$33,638
Short-term debt	845	9,804
Operating lease liabilities, current	1,898	—
Derivative liabilities	8,308	7,575
Deferred revenues, current	472	3,064
Other short-term liabilities	386	667
Total current liabilities	48,475	54,748

Deferred revenues, non-current	15,603	13,952
Long-term debt	43,778	42,137
Deferred tax liabilities, net	4,680	8,449
Operating lease liabilities, non-current	2,457	—
Other long-term liabilities	—	340
Total liabilities	114,993	119,626

Commitments and contingencies
Mezzanine equity:
Preferred Series B, 1,586,620 shares issued and outstanding	16,146	16,146
Preferred Series C, 1,320,850 shares issued and outstanding	12,363	12,363
Total mezzanine equity	28,509	28,509

Stockholders’ equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 and 167,972 shares issued and outstanding, respectively	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 74,716,696 and 63,821,901 Class A shares issued and outstanding at December 31, 2022 and 2021, respectively	7	6
Additional paid-in capital	117,843	110,867
Accumulated deficit	(65,043)	(61,300)
Accumulated other comprehensive (loss) income	(914)	3,728
Total stockholders’ equity	51,893	53,301

Total liabilities and stockholders’ equity	$195,395	$201,436

Boxlight Corporation

Consolidated Statements of Operations and Comprehensive Loss

For the year ended December 31, 2022, and 2021

(in thousands, except per share amounts)

	Year Ended
	December 31,
	2022	2021
Revenues, net	$221,781	$185,177
Cost of revenues	156,913	138,652
Gross profit	64,868	46,525

Operating expense:
General and administrative expenses	59,337	47,270
Research and development	2,482	1,826
Total operating expense	61,819	49,096

Income (loss) from operations	3,049	(2,571)

Other income (expense):
Interest expense, net	(9,923)	(3,382)
Other expense, net	(267)	(20)
Gain (loss) on settlement of liabilities, net	856	(4,532)
Changes in fair value of derivative liabilities	2,591	13
Total other expense	(6,743)	(7,921)
Loss before income taxes	$(3,694)	$(10,492)
Income tax expense	(49)	(3,310)
Net loss	$(3,743)	$(13,802)
Fixed dividends - Series B Preferred	(1,269)	(1,269)
Deemed contribution -Series B Preferred	—	367
Net loss attributable to common stockholders	$(5,012)	$(14,704)

Comprehensive loss:
Net loss	$(3,743)	$(13,802)
Other comprehensive loss:
Foreign currency translation adjustment	(4,642)	(1,464)
Total comprehensive loss	$(8,385)	$(15,266)

Net loss per common share – basic and diluted	$(0.07)	$(0.23)

Weighted average number of common shares outstanding – basic and diluted	69,153	58,849

Reconciliation of net loss for the three months and years ended December 31, 2022 and 2021 to EBITDA and Adjusted EBITDA

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
(in thousands)	2022	2021	2022	2021
Net Loss	$(2,018)	$(7,142)	$(3,743)	$(13,802)
Depreciation and amortization	2,311	1,913	9,129	7,177
Interest expense	2,593	730	9,923	3,382
Income tax expense (benefit)	(426)	(626)	49	3,310
EBITDA	$2,460	$(5,125)	$15,358	$67
Stock compensation expense	648	1,040	3,313	4,060
Change in fair value of derivative liabilities	(1,054)	(177)	(2,591)	(13)
Purchase accounting impact of fair valuing inventory	101	15	1,496	60
Purchase accounting impact of fair valuing deferred revenue	482	668	2,229	2,980
Net loss (gain) on settlement of debt	—	1,567	(856)	4,940
Adjusted EBITDA	$2,637	$(2,012)	$18,949	$12,094

Media
Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com

Investor Relations

Greg Wiggins

+1 360-464-4478

investor.relations@boxlight.com